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                                                                EXHIBIT 23.2

                  CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS

We have issued our report dated March 18, 1998, except for Note L which is as of March 23, 1998, on the financial statements of David M. Griffith & Associates, Ltd. (not presented herein) for the year ended December 31, 1997 included in the Annual Report on Form 10-K of MAXIMUS, Inc. for the year ended September 30, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of MAXIMUS, Inc. on Form S-8 (File No. 333-41867 pertaining to the 1997 Employee Stock Purchase Plan of MAXIMUS, Inc., File No. 333-41869 pertaining to the 1997 Director Stock Option Plan of MAXIMUS, Inc., and File No. 333-75263 pertaining to the 1997 Equity Incentive Plan of MAXIMUS, Inc.) and on Form S-3 (File No. 333-75265 pertaining to the resale of stock in connection with the acquisition of Control Software, Inc.).


                                                      /s/ GRANT THORNTON LLP

Chicago, Illinois
December 20, 1999